CONFIDENTIAL TREATMENT

                                                             EXECUTION VERSION

                               EXHIBIT 10.34.1

                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                   AVENTIS PHARMACEUTICALS PUERTO RICO INC.

                                     and

                                INYX USA, LTD.

                              DECEMBER 15, 2004

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

                           ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT is made as of the 15th day of December, 2004, by and between Aventis Pharmaceuticals Puerto Rico Inc., a Delaware corporation ("Seller"), and Inyx USA, Ltd., an Isle of Man limited corporation ("Purchaser")

                                 WITNESSETH:

            WHEREAS, Seller is engaged in the manufacture of pharmaceutical products at its plant located in Manati, Puerto Rico (the "Business"); and

            WHEREAS, Purchaser desires to purchase the Acquired Assets as defined herein and to assume the Assumed Liabilities as defined herein, and Seller desires to sell, transfer and assign to Purchaser the Acquired Assets and the Assumed Liabilities, all upon the terms and subject to the conditions set forth in this Agreement (the "Purchased Business");

            NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements, and conditions contained herein, and intending to be legally bound hereby, Seller and Purchaser agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

Section 1.1.      Certain  Definitions.  In this  Agreement and any Exhibit or
Schedule  hereto,   the  following   capitalized   terms  have  the  following
respective meanings:

            "Acquired Assets" means the following assets, properties and rights of Seller (other than Excluded Assets) existing at the Effective Time:

(a)   the Facility;

(b)   the Tangible Personal Property;

(c)   the Purchased Inventory

(d)   subject to Section 7.6, Seller's rights under the Transferred Contracts;

(e)   the Books and Records  pertaining to the Purchased  Business,  including
(i) architectural plans and drawings, construction plans and drawings, surveys, construction contracts, maintenance records, (ii) all vendor materials, operating manuals, training documents and similar documents and materials pertaining to the Acquired Assets, (iii) all environmental studies,
(iv) all communications, notices and similar documents with or from any Governmental or Regulatory Authority pertaining to the Purchased Business (including all communications related to any Taxes which pertain to any of the Purchased Business), (v) all documents describing the results of any audit or other review or analysis of the Purchased Business, including automation or computer systems related to the operation thereof, (vi) all Facility equipment and computer system qualification and validation documents,  excluding  those  deemed  Seller  proprietary  systems  and  those specifically excluded under the Transition Services Agreement, (vii) all employee and personnel records of employees hired by Purchaser pursuant to
Article VIII, and (viii) copies of all insurance policies and communications with all companies providing insurance on the Real Property or Tangible
Personal Property (including all reports and documents related to any insurance audits, inspections or analyses and all records related to installation, process and operational qualifications related to the Tangible Personal Property) (collectively, the "Manati Business Books and Records") (it being acknowledged that Seller shall be entitled to retain and use copies of the Manati Business Books and Records provided that the use does not otherwise violate Seller's covenants under this Agreement);

(f)   the Transferred Intangible Property;

(g) to the extent their transfer is permitted under applicable Laws, all Permits utilized by Seller exclusively or primarily in the conduct of the Business, including the Permits listed in Section 5.1(k) of the Disclosure Schedules attached hereto; and

(h) all warranties, claims and similar rights with respect to any of the foregoing assets.

               (i) the prepaid expenses listed in Section 1.1(i) of the Disclosure Schedule (the "Prepaid Expenses");

               (j) the motor  vehicles  owned or  leased  by Seller  listed in
Section 1.1(j) of the Disclosure Schedule (the "Vehicles");

               (k) the security  deposits  deposited by or on behalf of Seller
listed  in  Section   1.1(k)  of  the   Disclosure   Schedule  (the  "Security
Deposits"); and

               (l) all designs, construction drawings, plans, blueprints, bills of material, flowsheets, specifications, plan sheets, parts lists, instruction manuals, all documents related to regulatory compliance, quality and manufacturing records (including, without limitation, standard operating procedures, validation master plans and change controls) and device master records relating to the Acquired Assets, but specifically excluding any of the foregoing to the extent related solely to products that will not be manufactured at the Facility after the Closing (the "Instruction Materials").

            "Affiliate" means, as to any Person, any other Person or group acting in concert in respect of the Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract, or otherwise.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

             "Agreement" means this Asset Purchase Agreement, the Disclosure Schedules and the Schedules and Exhibits hereto, as originally executed or as amended as provided herein.

            "APL" means Aventis Pharma Ltd.

            "Assumed Liabilities" means all Liabilities of Seller described in Section 2.2 or otherwise specifically assumed by Purchaser under this Agreement.

            "Assumption    Agreement"    means   the   Assumption    Agreement
substantially in the form attached hereto as Exhibit 1.

            "Azmacort Assignment and Assumption Agreement" means the Azmacort Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 10.

            "Azmacort Supply Agreement" has the meaning set forth in Section 7.9(b).

            "Azmacort Royalty" has the meaning set forth in Section 7.9(b).

            "Benefit Plans" has the meaning set forth in Section 5.1(g).

            "Best Efforts" means the efforts that a prudent Person who wants to achieve the result in question would take and that are commercially reasonable under the circumstances.

            "Books and Records" shall mean records, files, equipment manuals and maintenance records, building and equipment blueprints and specifications, drawings and designs, real estate surveys and reports, computer software, and other data.

            "Business" has the meaning set forth in the recitals.

            "Claim" has the meaning set forth in Section 6.2(a).

            "Closing" means the consummation of the transactions  described in
Article IV of this Agreement.

            "Closing Date" means March 31, 2005 or such other earlier date as is agreed upon by the parties.

            "COBRA" has the meaning set forth in Section 8.2.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commonwealth" means the Commonwealth of Puerto Rico.

            "Confidentiality  Agreement"  has the meaning set forth in Section
7.8.

            "Contemplated   Transactions"   means  all  of  the   transactions
contemplated by this Agreement and the Related Agreements, including the following actions:

                  (a) the sale of the Purchased Business by Seller to Purchaser; and,

                  (b) the execution, delivery, and performance of the Related Agreements.

            "Contract" means any written agreement, lease, license, purchase order, commitment for the purchase of goods, or other contract, instrument or arrangement to which Seller is a party and which relates to the Purchased Business.

            "Core Representations and Warranties" has the meaning set forth in Section 6.3.

            "Damages" means all Liabilities, damages, losses, penalties, fines, forfeitures, assessments, claims, suits, proceedings, investigations, actions, demands, causes of action, judgments, awards, taxes, and expenses including court costs, reasonable attorneys', consultants' and experts' fees and other costs and expenses incident to or arising out of any claim or occurrence or investigation or the defense of any claim or occurrence (whether or not litigation has commenced).

            "Disclosure Schedules" means the disclosure schedules of Seller as specified in this Agreement that are attached to this Agreement or that are subsequently delivered to Purchaser pursuant to the terms of this Agreement.

            "Dispute" has the meaning set forth in Section 9.2.

            "Dispute Notice" has the meaning set forth in Section 9.2(a).

             "Dollars" means U.S. dollars.

            "Effective Time" means 12:00 midnight, Puerto Rico time, on the Closing Date.

            "Employment Costs" means all costs incurred with respect to any employee, including wages, salaries, benefits, employment taxes, claims by an employee and all costs incurred in connection with such claims, and all similar costs.

            "Environmental Assessments" has the meaning set forth in Section 6.5(a)(ii).

            "Environmental   Claims"   has  the   meaning  set  forth  in  the
definition of "Environmental Liabilities".

"Environmental Laws" shall include, without limitation, the following Laws:
 (1) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986;
(2) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; (3) Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended; (4) Toxic Substances Control Act of 1976, as amended; (5) Emergency Planning and Community Right-to-Know Act of 1986; (6) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990;

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

             (7) National Environmental Policy Act of 1970, as amended; (8) Rivers and Harbors Act of 1899, as amended; (9) Endangered Species Act of 1973, as amended; (10) Occupational Safety and Health Act of 1970, as amended; (11) Safe Drinking Water Act of 1974, as amended, (12) Puerto Rico Public Policy Environmental Act; (13) Environmental Emergencies Fund Act;
(14) The Regulation for Control of Hazardous Waste; (15) the Non-Hazardous Solid Waste Management Regulation; (16) the Regulation for the Control of Atmospheric Pollution; (17) Water Quality Standards Regulation;
(18) Underground Injection Control Regulation; (19) Underground Storage Tank Control Regulation; and (20) all Laws of the United States, the Commonwealth or any political subdivision of the United States or the Commonwealth relating to the regulation or protection of human health, safety, the environment, natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land, surface or subsurface strata, wildlife, aquatic species or vegetation), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "Environmental Liabilities" means all Liabilities arising from or under any Environmental Law or any Permit issued under Environmental Law and consisting of or relating to:

(a) any environmental matters or conditions (including on-site or off-site contamination and regulation of chemical substances or products);

(b)   fines,   penalties,    judgments,   awards,   settlements,    legal   or
administrative proceedings, surcharges, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, or legal fees or costs of investigations or proceedings relating in any way to any Environmental Law or any Permit issued under such Environmental Law, or arising from the presence or release (or alleged presence or release) into the environment of any Hazardous Materials (hereinafter also referred to as "Environmental Claims") including, without limitation, all Environmental Claims, regardless of the merit of such Environmental Claims, by any governmental or regulatory authority or by any third party for enforcement, clean up, removal response, remedial, or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or any alleged injury or threat of injury to health, safety or the environment;

(c) financial responsibility under Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions required by applicable Environmental Law and for any natural resource damages;

(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law; or

(e) any breach of any of the representations and warranties of Seller set forth in Section 5.1(m).

            "Environmental  Liabilities  Cap"  has the  meaning  set  forth in
Section 6.5(d).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "Escrow Account" has the meaning set forth in Section 8.3(b)(i).

            "Excluded Assets" means all assets of Seller not specifically included among the Acquired Assets, including the following:

(a) the corporate charter, qualifications to do business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of Seller as a corporation;

(b) all cash, rights in bank accounts, certificates of deposit, bank deposits, cash equivalents, investment securities and checks or other payments received by Seller (including received in lock boxes) by the close of business on the Closing Date;

(c)   the Receivables;

(d)   the Inventory, except for the Purchased Inventory;

(e) all tax returns and tax records (with the exception of property tax returns and property tax records related to the Purchased Business) and any rights to tax refunds or credits and current and deferred tax assets, specifically including Seller's rights to net operating loss carry forward applicable to the Business, the Facility, or otherwise, including, specifically, tax credits in the aggregate amount of $7,194,717 as set forth in that certain Closing Agreement dated June 30, 2004 by and among Seller, Aventis Pharmaceuticals Inc., and the Secretary of the Treasury of the Commonwealth;

(f)   all assets held by or on behalf of Seller's employee benefit plans;

(g)   Seller's rights under this Agreement and the Related Agreements;

(h)   the Excluded Books and Records;

(i)   all  insurance   policies  and  contracts  and  all  rights   thereunder
(including but not limited to, the right to make claims thereunder and to the proceeds thereof);

(j)   those assets listed on Exhibit 2;

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(k) all Intangible Property with the exception of Transferred Intangible Property; and

(l)   loans to third parties and affiliates of Seller.

            "Excluded Books and Records" means all Books and Records relating to the Excluded Assets or Excluded Liabilities.

            "Excluded  Liabilities"  means,  except as otherwise  set forth in
this   Agreement,   all   Liabilities   of  Seller   other  than  the  Assumed
Liabilities.

            "Facility" means the Real Property, personal property that is attached to the Real Property and classified as real property by destiny, and all improvements located thereon and all rights related thereto.

            "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

            "General Assignment" means the General Assignment substantially in the form attached hereto as Exhibit 3.

            "General Liability Cap" has the meaning set forth in Section 6.4(b)(i).

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or the Commonwealth, including any political subdivision of the United States or the Commonwealth.

            "Hazardous Materials" means any substance that has been defined by applicable Environmental Law to be radioactive, toxic, hazardous or otherwise a pollutant or contaminant, including PCBs, asbestos, petroleum products or any fraction thereof, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any Environmental Law.

            "Indemnified Party" has the meaning set forth in Section 6.2(a).

            "Indemnifying Party" has the meaning set forth in Section 6.2(a).

            "Intangible Property" means all of the following to the extent related to the operation of the Purchased Business:

(a) computer software, data and documentation related to the operation of the Tangible Personal Property, excluding those deemed Seller proprietary
systems  and  those  specifically   excluded  under  the  Transition  Services
Agreement;

(b)   know-how of all employees hired by Purchaser  pursuant to  Article VIII;
and,

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(c) other rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the Laws of all jurisdictions).

            "Inventory" means all inventory owned by Seller as of the Effective Time including all inventories of raw materials, work-in-process, finished goods, supplies, parts and packaging materials and in-transit inventory, but inventory does not include replacement parts, supplies or any assets related to the operation or maintenance of the Facility or the Acquired Assets which shall be deemed Tangible Personal Property.

            "IOCAM" means the Seller's Industrial Operations Cost Accounting Manual.

            "KOS/Aeropharm  Consent"  has the  meaning  set  forth in  Section
7.9(b).

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law.

            "Liability" or "Liabilities" means any or all obligations (whether to make payments, to give notices or to perform or not perform any action), commitments, contingencies and other liabilities of a Person
(whether known or unknown, asserted or not asserted, whether absolute, accrued, contingent, fixed or otherwise, determined or determinable, liquidated or unliquidated, and whether due or to become due).

            "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, encumbrance, lease, lien, option, right of use and other rights of other Persons, any conditional sale contract, title retention contract, or other encumbrance of any kind.

            "Manati Business Books and Records" has the meaning set forth in the definition of Acquired Assets.

            "Material Adverse Change" means any material adverse change to the condition of the Acquired Assets or the Facility from a financial or operational perspective, as the case may be; provided that changes within the ordinary course of business cannot individually or collectively constitute a material adverse change.

            "Material Contracts" has the meaning set forth in Section 5.1(j).

            "Notice" has the meaning set forth in Section 9.3.

            "Order"   means  and   includes   any  writ,   judgment,   decree,
injunction, award or other order of any Governmental or Regulatory Authority.

            "Permits" means all licenses, permits, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Permitted Lien" means (i) any statutory Lien arising in the ordinary course of business by operation of Law that is not yet due or delinquent, including real and personal property taxes not delinquent.

            "Person"   means  any   natural   person,   corporation,   general
partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, government, governmental authority, regulatory authority, court or arbitrator, or any other entity whatsoever.

            "Post  Closing  Agreement"  has the  meaning  set forth in Section
7.14.

            "Product  Supply  Agreement"  has the meaning set forth in Section
7.15.

            "Product Supply Technical  Agreement" has the meaning set forth in
Section 7.15.

            "PR Code" means the Puerto Rico Internal Revenue Code of 1994, as amended.

            "Prepaid Expenses" has the meaning set forth in the definition of Acquired Assets.

            "Purchase Price" has the meaning set forth in Section 3.1.

            "Purchased Business" has the meaning set forth in the preamble.

            "Purchased Inventory" means the Inventory specifically purchased by Purchaser with respect to which the Purchase Price shall be adjusted, as described in Section 3.5.

            "Purchaser" has the meaning set forth in the preamble.

            "Purchaser Environmental Liabilities" has the meaning set forth in Section 6.5(f).

            "Purchaser  Indemnified  Parties"  has the  meaning  set  forth in
Section 6.1(a).

            "Purchaser's  Closing  Certificate"  has the  meaning set forth in
Section 4.3(a).

            "Purchaser's Parent Company" has the meaning set forth in Section 7.17.

            "Purchaser's  Parent  Guaranty"  has  the  meaning  set  forth  in
Section 7.17.

            "Real Property" means the parcel of real estate, buildings, and structures described on Exhibit 4, all improvements located thereon and all rights related thereto.

            "Receivables"   means  the  accounts   receivable   trade,   notes
receivable and other receivables of Seller, and any claim, remedy or other right related to the foregoing.

"Related Agreements" means all agreements, certificates, instruments or other documents required to be executed and/or delivered pursuant to or in connection with this Agreement by any party, including, without limitation, the General Assignment, the Assumption

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

            Agreement, the Transition Services Agreement, the Post-Closing Agreement, the Product Supply Agreement, the Product Supply Technical Agreement, Purchaser's Parent Guaranty, Seller's Parent Guaranty, the Tooling Access Letter, the Azmacort Assignment and Assumption Agreement, and the KOS/Aeropharm Consent.

            "Restricted Product" means any product or substance having the active pharmaceutical ingredient Triamcinolone Acetonide that is indicated for intranasal administration.

            "Respective Restricted Territories" means for the "Restricted Products" all countries of the world.

            "Seller" has the meaning set forth in the preamble.

            "Seller  Indemnified   Parties"  has  the  meaning  set  forth  in
Section 6.1(b).

            "Seller's  Closing  Certificate"  has the  meaning  set  forth  in
Section 4.2(a).

            "Seller's  Parent  Company"  has the  meaning set forth in Section
7.18.

            "Seller's  Parent  Guaranty"  has the meaning set forth in Section
7.18.

            "Seller's  Savings  Plan" has the  meaning  set  forth in  Section
8.1(c).

            "Separation Benefits" has the meaning set forth in Section 8.3(a).

             "Separation Plan" means the Aventis Pharmaceuticals Associate Separation Plan effective March 15, 2004, attached hereto as Exhibit 5.

            "Services and Access Rights Agreement" means the Services and Access Rights Agreement dated December 2, 2004, by and between Purchaser and Seller regarding Purchaser's access to the Facility and services provided to Purchaser by Seller prior to the Effective Time.

            "Sharing Period" has the meaning set forth in Section 6.5(c).

            "Tangible  Personal  Property"  means  the  equipment,  furniture, fixtures and other personal property listed on Exhibit 6, including replacement parts, supplies and any other assets that are used by Seller solely in connection with the operation or maintenance of the Purchased Business, including personal property subsequently acquired by Seller and used solely in connection with the Purchased Business.

            "Taxes" means all United States federal, state, Commonwealth, municipal, foreign, and other net income, gross income, gross receipts, social security, sales, use, ad valorem, franchise, withholding, payroll, employment, excise, property, and other taxes, and Transfer Taxes together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

             "Tax Grant" means Seller's industrial tax exemption grant under the Puerto Rico Tax Incentives Act of 1998, as amended.

            "Tax Returns" means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax, and the term "Tax Return" means any one of the foregoing Tax Returns.

            "Time of Closing" has the meaning set forth in Section 4.1.

            "Tooling  Access  Letter"  has the  meaning  set forth in  Section
7.9(c).

            "Transferred   Contracts"   has   the   meaning   set   forth   in
Section 5.1(j)(i)(E).

            "Transferred  Intangible  Property"  has the  meaning set forth in
Section 5.1(r).

            "Transition Services Agreement" means the Transition Services Agreement of even date herewith entered into between Purchaser and Seller described in Section 7.10 hereof and substantially in the form attached hereto as Exhibit 7.

            "Valois" means Valois S.A.S.

            "WARN" has the meaning set forth in Section 8.4.

                                  ARTICLE II
                       PURCHASE AND SALE AND ASSUMPTION

Section 2.1. Purchase and Sale of Purchased Business. Subject to the terms and conditions set forth in this Agreement, at the Time of Closing, Seller shall sell, transfer, convey, assign, deliver and set over to Purchaser, and Purchaser shall purchase and accept, all of the right, title, benefit and interest of Seller in, to and under the Purchased Business, free and clear of all Liens other than Permitted Liens. In no event shall Purchaser acquire any right, title, benefit or interest in, to or under any of the Excluded Assets.

Section 2.2. Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Time of Closing, Purchaser shall assume and agrees to pay, perform and discharge when due the Assumed Liabilities set forth in Section 2.2 of the Disclosure Schedules. Purchaser shall not assume, and Seller shall retain, the Excluded Liabilities.

                                 ARTICLE III
                                PURCHASE PRICE

Section 3.1. Purchase Price. The purchase price for the Purchased Business (the "Purchase Price") shall be Fifteen Million Dollars ($15,000,000), subject to adjustment on the Closing Date as provided herein and in particular in Sections 3.5 and 8.3, and allocated as set forth in
Section 3.1 of the Disclosure Schedules.

Section 3.2.      Payment  of the  Purchase  Price.  At the  Time of  Closing,
Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds to an account specified in writing by Seller, provided that a portion of the Purchase Price shall be paid into the Escrow Account established pursuant to Section 8.3.

Section 3.3. Taxes and Assessments. Purchaser shall pay all non-delinquent property Taxes, special assessments, and any other taxes or fees related to the Facility which are payable subsequent to the Closing and on a going-forward basis. Seller shall pay all real estate taxes and special assessments due and payable with respect to the Facility which are due prior to the Closing Date or which are attributable to all periods prior to the Closing Date. Real Estate taxes and assessment will be prorated between Seller and Purchaser as of the Closing Date.

Section 3.4. Internal Revenue Stamps and Recording Fees. Seller will bear the cost of all documentary stamps required by law to be cancelled on the original deed of purchase and sale transferring the Real Property to Purchaser. Purchaser shall bear the cost of all documentary stamps required to be cancelled on the Deed or Purchase and Sale conveying the Real Property to Purchaser and transfer and recording fees. Purchaser shall select the Notary and bear the notarial tariff.

Section 3.5. Purchased Inventory. Section 3.5 of the Disclosure Schedules sets forth the Purchased Inventory. The parties shall value the Purchased Inventory based on a physical count of such inventory as of the day prior to the Closing Date, and computed in accordance with IOCAM. The value of all Purchased Inventory found obsolete, damaged or non-merchantable will be deducted from such count. At the Time of Closing, the Purchase Price shall be increased by the amount by which the aggregate value of the Purchased Inventory exceeds One Million Five Hundred Thousand Dollars ($1,500,000), or decreased by the amount by which One Million Five Hundred Thousand Dollars ($1,500,000) exceeds the aggregate value of the Purchased Inventory.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

            Section 3.6 Tax Grant. Seller shall cooperate fully with Purchaser and support Purchaser's application for approval of the transfer of Seller's Tax Grant to Purchaser, including joining in such application if required by law. Purchaser shall be responsible for all filing fees and other costs in connection with such application.

                                  ARTICLE IV
                               CLOSING MATTERS

Section 4.1. Closing. The Closing of the transactions described in this Agreement will take place at 10:00 a.m. (local time) (the "Time of Closing") on the Closing Date at the offices of McConnell Valdes in San Juan, Puerto Rico, or at such other time, date, and place as the parties may agree. All documents delivered and all transactions consummated at the Closing will be deemed for all purposes to have been delivered and consummated effective as of the Effective Time.

Section 4.2. Purchaser's Conditions to Closing. The obligation of Purchaser to effect the Closing shall be subject to the satisfaction of the following conditions at or prior to the Time of Closing, any or all of which conditions may be waived by Purchaser in its sole and absolute discretion:

               (a) Accuracy of Representations, Warranties and Agreements. As of the Time of Closing, there shall have been no material adverse change to the representations and warranties made by Seller herein that would affect Seller's ability to consummate the transaction contemplated herein. Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date, and Seller shall have delivered to Purchaser a certificate certifying that the conditions set forth in this Section 4.2(a) are satisfied in all respects (the "Seller's Closing Certificate").

               (b) Consents and Approvals. As of the Time of Closing, Seller shall have obtained all consents and approvals from third parties required for it to consummate the sale of the Purchased Business to Purchaser.

               (c) Litigation. No temporary restraining order, preliminary or permanent injunction, or cease and desist order, issued by any Governmental or Regulatory Authority preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect at the Time of Closing, and no proceeding by any Governmental or Regulatory Authority seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing shall be pending or threatened at the Time of Closing.

               (d) Consents to Assignment. To the extent necessary, Seller shall have obtained written consents to the assignment to Purchaser of all Transferred Contracts.

               (e) Closing Documents. Seller shall have executed and tendered each of the documents to be executed and delivered by it pursuant to
Section 4.4.

               (f) Transition Services Agreement. Seller and Purchaser shall have executed the Transition Services Agreement.

               (g) Azmacort Assignment and Assumption Agreement and KOS/Aeropharm Consent. Purchaser and Seller shall have executed the Azmacort Assignment and Assumption Agreement, and Seller shall have delivered to Purchaser the KOS/Aeropharm Consent.

(h) Labor Unrest Caused by Seller. There shall not be in effect any labor unrest as a direct result of Seller's actions that constitutes a Material Adverse Change.

(i) Environmental Remediation. Purchaser shall be reasonably satisfied with any remediation action plan initiated by Seller in connection with
Section 6.5.

Section 4.3. Seller's Conditions to Closing. The obligations of Seller to effect the Closing shall be subject to the satisfaction of the following conditions at or prior to the Time of Closing, any or all of which conditions may be waived by Seller in its sole and absolute discretion:

(a) Accuracy of Representations, Warranties and Agreements. As of the Time of Closing, there shall have been no material adverse change to the representations and warranties made by Purchaser herein that would affect Purchaser's ability to consummate the transaction contemplated herein. The representations and warranties of Purchaser contained herein shall be true and correct on the Time of Closing as if made again at the Time of Closing. Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date, and Purchaser shall have delivered to Seller a certificate certifying that the conditions set forth in this
Section 4.3(a) are satisfied in all respects (the "Purchaser's Closing Certificate").

(b) Consents and Approvals. Purchaser shall have obtained all consents and approvals from third parties required for it to consummate the sale of the Purchased Business to Purchaser. .

(c) Litigation. No temporary restraining order, preliminary or permanent injunction, or cease and desist order, issued by any Governmental or Regulatory Authority preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect at the Time of Closing, and no proceeding by any Governmental or Regulatory Authority seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing shall be pending or threatened at the Time of Closing.

(d) Closing Documents. Purchaser shall have executed and tendered each of the documents to be executed by Purchaser pursuant to Sections 4.5 and 4.6.

               (e) Offers of Employment. Purchaser shall have made offers of employment to Seller's employees as required by Article VIII.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

                (f) Post-Closing Agreement. Seller and Purchaser shall have executed the Post-Closing Agreement.

               (g) Product Supply Agreement. Seller and Purchaser shall have executed the Product Supply Agreement and related Product Supply Technical Agreement.

Section 4.4.      Deliveries By Seller.  At the Time of Closing:

(a) Seller shall sell, assign, convey, transfer and deliver to Purchaser the Acquired Assets in accordance with this Agreement by (i) delivery of the General Assignment appropriately completed and duly executed by Seller, (ii) a Deed of Purchase and Sale in the form attached hereto as Exhibit 8, as modified to conform to the Survey, duly executed by Seller before a Notary Public selected by Purchaser, (iii) a certificate of title (or similar documents) duly endorsed with respect to any vehicles or other equipment included in the Acquired Assets for which a certificate of title or origin is required to transfer title and (iv) a bill of sale for the transfer of the Tangible Personal Property.

(b) Seller shall execute and deliver such other documents as Purchaser may reasonably request to evidence and effectuate conveyance of the Acquired Assets and Seller's obligations under this Agreement.

(c)   Seller shall deliver to Purchaser the Seller's Closing Certificate.

               (d) Seller shall deliver to Purchaser an opinion of Seller's counsel in form and substance reasonably satisfactory to Purchaser.

               (f)      Seller shall deliver to Purchaser the Tooling Access
              Letter.

               (g) Seller shall deliver to Purchaser the Azmacort Assignment and Assumption Agreement and the KOS/Aeropharm Consent.

Section 4.5.      Deliveries By Purchaser.  At the Time of Closing:

(a)   Purchaser  shall  pay to  Seller  the  Purchase  Price  as  provided  in
Section 3.2.

(b)   Purchaser shall deliver to Seller the Purchaser's Closing Certificate.

               (c) Purchaser shall deliver to Seller an opinion of Purchaser's counsel in form and substance reasonably satisfactory to Seller.

               (d)      Purchaser shall deliver to Seller the Post-Closing
Agreement.

(e) Purchaser shall deliver to Seller the Product Supply Agreement and related Product Supply Technical Agreement.

Section 4.6. Further Assurances and Cooperation. Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at a party's reasonable request, the other party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and assumption, and provide such materials and information and take such other actions as the requesting party may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser all of the Acquired Assets and/or in order to more effectively effect the assumption by Purchaser of the Assumed Liabilities. As and when requested by Purchaser prior to or after the Closing Date, Seller shall provide information regarding the Facility and the Tangible Personal Property that is reasonably necessary or helpful to Purchaser in obtaining all Permits, consents and approvals necessary for Purchaser to acquire, occupy and operate the Purchased Business for the purpose of pharmaceutical manufacturing. Purchaser and Seller further agree to reasonably cooperate with the other in the conduct of any audit or other proceeding related to Taxes involving the Business. This reasonable cooperation does not include payment of attorneys, accountants or other professional advisors in connection with such cooperation.

Section 4.7. Post-Closing Access. In connection with any matter relating to any period before, or any period ending on, the Closing Date, Purchaser will, upon reasonable notice of the Seller, permit the Seller and its representatives full access at all reasonable times to the Books and Records of the Facility (including for example, equipment records) that shall have been transferred to the Purchaser provided that Purchaser's business shall not be unreasonably interfered with. Purchaser acknowledges that, due to the regulatory requirements requiring responses to inquiries from regulatory authorities to be received within 72 hours, Seller may require access to such Books and Records urgently. Accordingly, if so requested by Seller, Purchaser shall permit Seller to have access to such Books and Records within 24 hours of Purchaser's receipt of Seller's request, which may be made orally or by facsimile transmission. Purchaser shall not dispose of such Books and Records during the 7 year period beginning with the Closing Date without the Seller's consent. Following expiration of such 7 year period, the Purchaser may dispose of such Books and Records at any time, unless the Seller has previously notified the Purchaser of its intention to take possession of such Books and Records.

Agreements Regarding Permits. If by April 1, 2005, Purchaser has applied for but not received any Permit the lack of which would prevent Purchaser from being able to operate the Purchased Business to manufacture pharmaceutical products, the parties acknowledge and agree that the Services and Access Rights Agreement shall remain in full force and effect, subject to certain modifications set forth herein, and the parties will abide by the terms and conditions of such amended agreement. Purchaser and Seller hereby agree that, effective April 1, 2005, the Services and Access Rights Agreement and applicable exhibits attached thereto shall be amended as follows: (a) the Leased Premises and Dedicated Facility shall both be deemed to include the entire Facility; and (b) in lieu of the Rent otherwise due under the Lease, Purchaser shall be responsible for and shall pay Seller for all operating, personnel, facilities, equipment, overhead and any other costs or expenses whatsoever associated with the Facility and the Business; provided that such costs and expenses shall be charged to Purchaser without any mark-up. Such
payments shall be billed monthly in arrears.   The terms

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

Section 4.8.       "Leased  Premises",   Dedicated   Facility",   "Rent",  and
"Lease" shall have the meanings set forth in the Services and Access Rights Agreement.

      In addition, effective at the close of business on March 31, 2005, Seller shall terminate the employment of all employees to whom Purchaser has not offered employment. Employees of Seller to whom Purchaser has offered employment shall, as of April 1, 2005, be deemed to be Employees under the Services and Access Rights Agreement, as amended. With respect to all employees terminated by Seller pursuant to the foregoing, as required herein, Purchaser shall establish the Escrow Account (defined in Section 8.3(c)(i)) and deposit therein on March 31, 2005, an amount equal to the portion of the Purchase Price that Purchaser would have deposited in the Escrow Account pursuant to Section 8.3 if the Closing had occurred on March 31, 2005. The funds in the Escrow Account shall be available to Seller to pay the Separation Plan expenses described in Section 8.3 to the terminated employees as if the Closing had occurred on March 31, 2005.

                                  ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

Section 5.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as of the date of this Agreement and as of the Time of Closing that:

(a) Organization and Existence. Seller is a Delaware corporation duly organized, validly existing, and in good standing under the laws of Delaware, and qualified to do business in the Commonwealth, with full power and authority to own, lease, and operate the Business and the Acquired Assets and to carry on the Business as and where such assets are now owned or leased and the Business is now conducted.

(b) Authority and Approval. Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the Related Agreements. At the Time of Closing, the execution, delivery and performance of this Agreement, and each of the Related Agreements, will have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and at the Time of Closing all Related Agreements will have been, duly executed and delivered by authorized officers of Seller and constitutes or will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

(c) No Conflict. The execution, delivery and performance by Seller of this Agreement and each of the Related Agreements does not and will not as of the Time of Closing (i) conflict with or result in the breach of any term, condition or provision of, or require the consent of any Person under, Seller's articles of incorporation or bylaws, as such documents are amended or restated as of the date of this Agreement; (ii) conflict with or result in the breach of, constitute a default under, or accelerate the performance required by, or require any consent, authorization, or approval under, any Transferred Contract or under any other material Contract if such default under such other material Contract would affect the validity or enforceability of the Agreement; (iii) contravene, conflict with, or result in a violation of, or give any Governmental or Regulatory Authority or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which the Seller, or any of the Acquired Assets owned or used by the Seller, may be subject; (iv) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Seller relating to the Purchased Business; (v) cause Purchaser to become subject to, or to become liable for the payment of, any Tax attributable to the payments made to Seller as part of the Contemplated Transactions; or (vi) result in the imposition or creation of any Lien upon or with respect to any of the Acquired Assets.

(d)   Governmental    Approvals   and   Filing.   Except   as   disclosed   in
Section 5.1(d) of the Disclosure Schedules, no consent, authorization, approval or action of, filing with, notice to, or exemption from any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or any Related Agreements to which Seller is a party or the consummation of the transactions contemplated hereby or thereby.

(e)   Legal  Proceedings.   Except  as  disclosed  in  Section 5.1(e)  of  the
Disclosure Schedules:

(i) There are no lawsuits or arbitrations pending or, to the knowledge of the Seller, threatened against Seller that relate to the Purchased Business, which could have a material adverse effect on Purchaser's use of the Purchased Business for manufacturing pharmaceutical products or which could have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement.

(ii) There are no Orders outstanding against Seller that relate to the Facility, which could have a material adverse effect on Purchaser's use of the Facility for manufacturing active pharmaceutical ingredients or which could have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement.

(f) Compliance with Laws and Orders. Except as disclosed in Section 5.1(f) of the Disclosure Schedules, to its knowledge, Seller is not in violation of or in default under any Law or Order applicable to the Purchased Business, the Acquired Assets or the Assumed Liabilities.

Employee Benefit Plans. Section 5.1(g) of the Disclosure Schedules lists with respect to Seller: (i) each defined benefit plan and defined contribution plan, stock option or ownership plan, executive compensation, bonus, incentive compensation or deferred compensation or profit-sharing plan, (ii) each medical, dental, vision, disability or death benefit plan, and (iii) any other employee benefit plan, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA, and any fringe benefit, or group life insurance plan in each case which is or was maintained or contributed to or sponsored by Seller for the benefit of any employee or former employee of the Business and which covers employees or former

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(g) employees of the Business (such plans, contracts, agreements, arrangements, programs and policies described in clauses (i) through (iii) of this Section 5.1(g), whether formal or informal and whether or not set forth in writing are referred to herein as the "Benefit Plans"). True and complete copies of the agreements specified in this Section 5.1(g) have been made available to Purchaser.

(h)   Title.

(i) Real Property -- Section 5.1(h)(i) of the Disclosure Schedule contains a complete and accurate list of all property and interests comprising the Real Property. Seller has delivered or made available to Purchaser copies of the deeds and other instruments by which the Seller acquired the Real Property, and copies of all title insurance policies, title reports, abstracts, surveys, leases, mortgages, certificates of occupancy and similar documents, and all amendments thereof, with respect to the Real Property. The Seller owns with good and marketable title, subject only to Permitted Liens, all the Real Property. The Real Property is free and clear of all Liens, except for Permitted Liens, and is not subject to any rights of way, exceptions, variances, reservations, or limitations of any nature except as may appear of record in the Registry of Property of Puerto Rico. All improvements to the Real Property that are required by law to have been approved and registered with the proper governmental authorities have been so approved and registered. Seller has not been served or threatened with any condemnation or appropriation proceedings by any Governmental or Regulatory Authority against any of the Real Property.

(ii) Personal Property -- Section 5.1(h)(ii) of the Disclosure Schedule contains a complete and accurate list of all personal property included in the Acquired Assets. The Seller owns good and marketable title to all such personal property, free and clear of all Liens.

(iii) At the Closing, but subject to the filing or recording of appropriate conveyance instruments, Purchaser will receive good and marketable title to all of the Acquired Assets transferred to it free and clear of and from all Liens other than the Permitted Liens.

(i) Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DEED TO BE FILED OF RECORD IN THE REGISTRY OF PROPERTY OF PUERTO RICO, THE SELLER HEREBY DISCLAIMS ALL CONDITIONS, OTHER WARRANTIES AND STATEMENTS IN RESPECT OF THE ACQUIRED ASSETS, WHETHER EXPRESS OR IMPLIED, BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO THE DESCRIPTION OR QUALITY OF THE ACQUIRED ASSETS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS) AND ANY SUCH CONDITION, WARRANTY OR STATEMENT IS HEREBY DISCLAIMED BY THE SELLER AND EXCLUDED. IN NO EVENT SHALL THE SELLER OR THE PURCHASER BE LIABLE UNDER OR WITH RESPECT TO THIS AGREEMENT, OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY (INCLUDING ALL RELATED AGREEMENTS), FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, INCLUDING BUT NOT LIMITED TO, DUE TO BREACH OF WARRANTY, TORT, OR BREACH OR REPUDIATION OF ANY TERM OR CONDITION OF THIS AGREEMENT, OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY (INCLUDING ALL RELATED AGREEMENTS); PROVIDED, HOWEVER, THAT THE
FOREGOING SHALL NOT LIMIT EITHER PARTY'S LIABILITY IN CONNECTION WITH ITS INDEMNITY OBLIGATIONS FOR THIRD PARTY CLAIMS.

(j)   Material Contracts.

(i) Section 5.1(j) of the Disclosure Schedules contains a list of all of the following Contracts to which Seller is a party as of the date of this Agreement, which shall be updated as of a date within five (5) days prior to the Closing Date ("Material Contracts"):

(A) any Contracts pertaining to the ownership or operation of the Purchased Business providing for payments in excess of Twenty-Five Thousand Dollars ($25,000) per calendar year or which in the aggregate exceed Fifty Thousand Dollars ($50,000);

(B) any employment, severance or termination agreements as to current employees of the Business or any agreements which would provide any current or former employees with rights or benefits as a result of the consummation of the transactions contemplated by this Agreement;

(C) any Contracts limiting Seller's right to occupy or use the Purchased Business and any lease or sublease of any portion of the Facility;

(D) any licenses related to the ownership or operation of the Purchased Business other than "shrink wrap" licenses that are generally available to the public and other licenses that are listed on Section 5.1(r) of the Disclosure Schedules and that are generally available to the public and that are not specifically related to the operation of the Tangible Personal Property;

(E) any other Contracts that have been furnished to Purchaser and that Purchaser has agreed in writing to assume, provided that such Contracts are listed on Section 5.1(j) of the Disclosure Schedules under the heading "Transferred Contracts" (the "Transferred Contracts").

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(ii) Copies of the Material Contracts have been made available and/or delivered to Purchaser. Each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 5.1(j) of the Disclosure Schedule neither Seller nor, to the knowledge of Seller, any other party to any Material Contract is, or has received notice that it is, in violation or breach of or default under any Material Contract (or that with notice or lapse of time or both, it would be in violation or breach of or default under any Material Contract) in any material respect.

(iii) Except as disclosed in Section 5.1 (j) of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement, and the consummation of the Contemplated Transactions, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien, other than a Permitted Lien, upon Seller or any of its Acquired Assets under, any Material Contract.

(iv) No event has occurred and no circumstance exists that (with or without notice or lapse of time) will give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract.

(v) There are no renegotiations of, attempts to re-negotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under any Material Contract and Seller has not received any written demand for such renegotiation.

(k) Permits. Except as disclosed in Section 5.1(k) of the Disclosure Schedules, Seller owns or possesses all Permits necessary or material to the ownership or operation of the Purchased Business and all Permits necessary for the construction of each of the improvements which are part of the Real Estate. Except as disclosed in Section 5.1(k) of the Disclosure Schedules, all such Permits possessed by Seller were validly issued in compliance with all applicable Laws and are in full force and effect; Seller has not received notice of violation or proposed revocation or termination of any of such Permits from any Governmental or Regulatory Authority. Seller has obtained all approvals and Permits necessary for the Facility to comply with all Laws relating to land use (including development, zoning, planning, construction and use restrictions).

(l) Insurance. Section 5.1(l) of the Disclosure Schedules sets forth a list of all insurance policies maintained by Seller covering the Acquired Assets. All such insurance is in full force and effect, all premiums due thereunder up to the Effective Time have or will be paid and no written notice of cancellation or termination has been received with respect to any such insurance.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(m)    Environmental Matters.

(i) To the knowledge of Seller, (A) Seller is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Seller of all Environmental Permits, and compliance with the terms and conditions thereof), except where failure to be in compliance would not reasonably be expected to have a material adverse effect on Purchaser's ability to operate the Purchased Business; (B) there is as of the date of this Agreement and, except as set forth in Disclosure Schedule 5.1(m), there will be as of the Closing Date, no Environmental Liabilities pending or, to the knowledge of Seller, threatened against or affecting the Seller which would reasonably be expected to have a material adverse effect on Purchaser's ability to operate the Purchased Business; (C) there have been no releases of Hazardous Materials on, at, in or underneath any of the Acquired Assets or, to the knowledge of Seller, on, at, in or underneath the Facility that would reasonably be expected to have a material adverse effect on Purchaser's ability to operate the Purchased Business; (D) as of the date of this Agreement, except for actions, if any, in response to the Environmental Assessments and any update thereto referred to in Section 6.5(a)(ii) and (iii), there is no cleanup or remediation of Hazardous Materials being conducted or planned by the Seller at the Facility; and (E) the Seller has delivered or otherwise made available for inspection to Purchaser true, complete and correct copies and results of any Phase I or Phase II Environmental Assessments previously prepared, and any other material reports, studies, analyses, tests or monitoring possessed or initiated by the Seller pertaining to Hazardous Materials in, on, beneath or adjacent to any of the Acquired Assets, or regarding the Seller's compliance with applicable Environmental Laws in connection with the Acquired Assets. Notwithstanding anything to the contrary herein, the parties hereby agree that there is excluded from all other representations and warranties in this Article V all matters with respect to compliance with, or Environmental Liabilities arising under, Environmental Laws. The representations and warranties contained in this Section 5.1(m) shall be the exclusive representations and warranties with respect to such matters.

(ii) (A) Seller is not subject to any outstanding judgment, order or decree under any Environmental Law relating to the Acquired Assets; (B) to the knowledge of Seller, there is no claim, action, suit, notices, surcharges, proceeding or investigation pending, or to the knowledge of Seller, threatened by or before any third party, including any
      Governmental or Regulatory Authority, against Seller, or, to the knowledge of Seller, any current or previous owner or tenant of the Facility relating to any Environmental Law; and (C) to the knowledge of Seller, there are no enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, or, to the knowledge of Seller, threatened against the Seller pursuant to any Environmental Laws concerning or dealing with any of the Acquired Assets.

(iii) Except as disclosed in Section 5.1(m)(iii) of the Disclosure Schedules, Seller does not own, operate or lease a treatment, storage or disposal facility on any of the Real Property requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) to the knowledge of Seller, no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been released in a quantity reportable under, or in violation of, any Environmental Law or otherwise released, in the cases of clauses (i) through (iv), at, on or under any such site or facility during any period that Seller owned, operated or leased such property.

(iv) No oral or written notification of a release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Seller, and no site or facility now or previously owned, operated or leased by Seller on any of the Real Property is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

(v) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller on any of the Real Property, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the knowledge of Seller, is in process that could subject any such site or facility to such Liens, and Seller would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the Real Property on which such site or facility is located.

(vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller in relation to any site or facility now or previously owned, operated or leased by Seller on any of the Real Property which have not been delivered to Purchaser prior to the execution of this Agreement.

(n) Brokers. No broker, finder or investment banker is entitled to any brokerage commission, finder's fee or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

(o) Absence of Certain Changes or Events. Since August 30, 2004, except as described in Section 5.1(o) of the Disclosure Schedules, there has not occurred any Material Adverse Change. Since August 30, 2004:

(i) Seller has not made any material change in employment terms for any employees of the Purchased Business with the exception of changes in benefits which are applicable to all of Seller's employees; and

(ii) Seller has not sold, assigned, transferred or otherwise disposed or agreed to dispose of any of the assets used in the Purchased Business except in the ordinary course of business.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(iii) There has not occurred any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller or held for use in the conduct of the Purchased Business in an aggregate amount exceeding $10,000;

(iv) There has not occurred (A) any disposition of any Acquired Assets used or held for use in the conduct of the Purchased Business, other than Inventory in the ordinary course of business consistent with past practice and other dispositions not exceeding in either case $10,000 in the aggregate; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Acquired Assets used or held for use in the conduct of the Purchased Business;

(v) Except as set forth in Section 5.1(j) of the Disclosure Schedule, Seller has not entered into, amended, modified, terminated (partial or complete) or granted any waiver under or given any consent with respect to (A) any Material Contract or (B) any Permit;

(vi) Seller has not entered into any Material Contract to do or engage in any of the foregoing after the date hereof; or

(vii) There  has  not  occurred  any  other  transaction  involving,   or  any
      development affecting, the Acquired Assets outside the ordinary course of business consistent with past practice.

(p)   Facility and Tangible Personal Property.

(i) To the knowledge of Seller, the operations and maintenance of the Facility as now operated and maintained, do not violate or contravene any Laws or Orders, and the Facility is in adequate and suitable condition for operation as a pharmaceutical manufacturing facility in light of its age and remaining useful life, ordinary wear and tear excepted.

(ii) There exists no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding with respect to the Facility.

(iii) Seller has not made any other agreement for sale, lease or other disposition of, or given any person an option to purchase, lease or otherwise acquire, all or any part of the Facility.

(iv) At the Time of Closing, the Facility will be in the possession of Seller, and no other person shall have any right to possession or claims to possession of all or any part of the Facility.

(v) No portion of the Facility is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. No portion of the Facility has been designated as "Flood Zone 1" or "Flood Zone 2" by the Puerto Rico Planning Board.

(q)   Employee Matters.

(i) Section 5.1(q)(i) of the Disclosure Schedules lists all current employees of the Business as of the date of this Agreement, and Seller has provided Purchaser with their hourly rates of compensation or base salaries (as applicable) and any bonus arrangements or bonus plans.

(ii) Seller is a party to a collective bargaining agreement (the "Collective Bargaining Agreement"), by which Purchaser will not be bound, which covers or applies to certain employees of the Business. Schedule 5.1(q)(ii) lists with respect to Seller: (1) the Collective Bargaining Agreement; (2) each employment agreement; and (3) the Separation Plan. Purchaser will not be bound by virtue of the Contemplated Transactions by, and except as set forth on Schedule 5.1(q)(ii), the Seller does not have, is not a party to, nor is it bound, by:

                        (A)   any collective bargaining agreements;

                        (B) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                        (C)   any   employment   or   consulting    agreement,
      contract or commitment with an employee, former employee or individual consultant or any consulting agreement, contract or commitment under which any firm or other organization provides services to the Seller;

(iii) Except as set forth on Schedule 5.1(q)(iii), to Seller's knowledge, Seller is in compliance with all applicable foreign, federal, Commonwealth, and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees and former employees; has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to its employees and former employees; is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and is not liable for any payment to any trust or other fund or to any Governmental or Regulatory Authority with respect to unemployment, short term disability, social security for chauffeurs, workers compensation, social security or other benefits or obligations for its employees or former employees.

Seller has not been notified, and has no reason to believe, that any work stoppage or labor strike against the Seller is pending or threatened. Except as set forth in Schedule 5.1(q)(iv), Seller is not involved in or threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee or former employee of Seller, including, without limitation, charges or

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(iv)  complaints   of   unfair   labor    practices,    wrongful    discharge,
      discrimination, retaliation, harassment, wage and hour, or under any Employee Benefit Plans.

(v) As of the Closing Date, Seller will have complied with all WARN notice requirements and with any notice requirement arising out of the Collective Bargaining Agreement, and/or out of any of the Seller's policies and/or practices.

(vi) Except as set forth on Schedule 5.1(q)(vi), there are no material controversies pending or threatened before any court or Governmental or Regulatory Authority, between the Seller and any of its employees or former employees.

(vii) Except as set forth on Schedule 5.1(q)(vii), the Seller has not been notified by any Governmental or Regulatory Authority of any labor or employee-related investigation involving the Seller, nor does any condition exist, which would constitute a violation of any applicable foreign, federal, Commonwealth, or local laws, rules or regulations.

(viii) Except as set forth on Schedule 5.1(q)(viii), the Seller is not a party to any employment contract or arrangement with respect to any of its employees or former employees (including, without limitation, so-called "golden parachute" or severance agreements), nor has the Seller in any other manner limited its right to terminate the employment relationship with its employees or former employees except as provided in Puerto Rico Act No. 80 of May 30, 1976.

(ix)  As of the Closing Date,  Seller will have paid all  salaries,  including
      vacation,  bonuses,   incentives,   differentials,   etc.  owed  to  the
      employees.

(r) Intangible Property. Purchaser acknowledges that the Acquired Assets do not include any Intangible Property other than the Intangible Property described in Section 5.1(r) of the Disclosure Schedules (the "Transferred Intangible Property"). Seller is the owner of and has the right to use the Transferred Intangible Property free and clear of any Liens and restrictions. To the knowledge of Seller, Seller's use of the Transferred Intangible Property does not infringe the rights of any Person, and no other Person has any right to use or has claimed any right to use the Transferred Intangible Property.

(s) No Misleading Statements. Neither this Agreement, any Related Agreement nor any certificate or other document delivered by Seller in connection with this Agreement or any of the Related Agreements contains, or will contain when delivered, any untrue statement of a material fact or omits to state, or will omit to state when delivered, a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(t) Books and Records. The books of account and other records of the Seller relating to the Purchased Business have been made available to Purchaser. Such books of account, and other records are complete and correct and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. Seller has delivered to Purchaser a letter from Seller's Corporate Secretary regarding the contents of Seller's corporate minute book, which is attached hereto as
Exhibit 9.

(u) No Undisclosed Liabilities. There are no Liabilities against, relating to or affecting any of the Acquired Assets, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice that, individually or in the aggregate, are not material to the condition of the Acquired Assets or (ii) that were otherwise disclosed in the Disclosure Schedule to this Agreement. To the knowledge of Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller with respect to any of the Acquired Assets giving rise to any such Liabilities. Since August 30, 2004, there has not been any Material Adverse Change and no event has occurred or circumstance exists that may result in such a Material Adverse Change.

(v)               Taxes.

(i) As of the Time of Closing, none of the Tax Returns required to be filed with respect to the Acquired Assets will be past due the filing deadline; each such Tax Return correctly and completely reflects, or will reflect, the valuation, assessment or other Tax liability and all other information required to be reported thereon; and the tax liability shown in such Tax Returns as well as the real property tax liability with respect to the Acquired Assets, was or will be paid timely.

(ii) No issues will have been raised by any taxing authority in connection with Tax Returns required to have been filed with respect to the Acquired Assets and in connection with the real property tax liability on the Acquired Assets.

(w) Product Warranty. Except as set forth in Section 5.1(w) of the Disclosure Schedules, each product manufactured, sold, or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties.

Section 5.2.      Representations  and  Warranties  of  Purchaser.   Purchaser
hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date that:

(a) Organization and Existence. Purchaser is a limited corporation duly organized and validly existing, and in good standing under the laws of the Isle of Man, with full power and authority to own, lease, and operate its business and properties and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted.

Authority and Approval. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the Related Agreements. At the Time of Closing, the execution, delivery and performance of this Agreement, and each of the Related Agreements, will have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and at the Time of Closing all Related Agreements will have been, duly executed and delivered by authorized officers of Purchaser and constitutes

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(b)   or  will  constitute  the  legal,  valid  and  binding   obligations  of
Purchaser enforceable against Purchaser in accordance with their respective terms.

(c) No Conflict. The execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements does not and will not as of the Time of Closing (i) conflict with or result in the breach of any terms, condition or provision of, or require any consent of, any Person under the terms, conditions, or provisions of Purchaser's articles of incorporation or by-laws, as such documents have been amended or restated as of the date of this Agreement, (ii) conflict with or result in the breach of, constitute a default under , accelerate the performance required by, or require any consent, authorization, or approval under, any contract to which Purchaser is a party or by which it is bound or to which any of its assets or property is subject, or (iv) result in the creation of any Lien upon the assets or property of Purchaser under any such contract, except in each case as would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement against Purchaser or a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

(d) Governmental Approvals and Filing. No consent, authorization, approval or action of, filing with, notice to, or exemption from any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or any Related Agreements to which Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

(e)   Legal Proceedings.

(i) There are no lawsuits pending or, to the knowledge of Purchaser, threatened against Purchaser which (1) would reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or any Related Agreement or the ability of Purchaser to
      consummate  the   transactions   contemplated  by  this  Agreement,   or
      (2) would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

(ii) There are no Orders outstanding against Purchaser which would be reasonably expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

(f) Brokers. No broker, finder or investment banker is entitled to any brokerage commission, finder's fee or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser, with the exception of an arrangement between Purchaser and Marc Couturier, for which Purchaser is solely liable.

(g) No Misleading Statements. Neither this Agreement, any Related Agreement nor any certificate or other document delivered by Purchaser in connection with this Agreement or any of the Related Agreements contains, or will contain when delivered, any untrue statement of a material fact or omits to state, or will omit to state when delivered, a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI
                               INDEMNIFICATION

Section 6.1.      Indemnification by Seller and Purchaser.

(a) Indemnification by Seller. Subject to the terms and conditions of this Agreement (including, in particular, the provisions relating specifically to indemnification for environmental matters), Seller agrees to indemnify and hold harmless Purchaser, its Affiliates and their respective officers, directors, employees, and agents and their successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") against and in respect of any Damages incurred by any of them directly from any of the following:

(i) any misrepresentation or breach by Seller of any representation or warranty in this Agreement and any inaccuracy in the Seller's Closing Certificate;

(ii) any failure to perform by Seller of any of its covenants in this Agreement or in any other agreements or instruments furnished to Purchaser pursuant to this Agreement;

(iii) any Excluded Liabilities;

(iv)  claims of  Seller's  current  or former  employees  with  respect to the period prior to the Effective Time arising out of such Person's employment with Seller including but not limited to claims for compensation and violations of wage and hour statutes or other Laws, and the claims set forth in Section 5.1(q)(iv) of the Disclosure Schedules; or

(v) claims related to Seller's obligations under Section 8.1(a), with respect to Benefit Plans.

(b) Indemnification by Purchaser. Subject to the terms and conditions of this Agreement (including, in particular, the provisions relating specifically to indemnification for environmental matters), Purchaser agrees to indemnify and hold harmless Seller, its Affiliates and their respective officers, directors, managers, employees, and agents and their successors and permitted assigns (collectively, the "Seller Indemnified Parties") against and in respect of any Damages incurred by any of them directly from any of the following:

(i) any misrepresentation or breach by Purchaser of any representation or warranty in this Agreement and any inaccuracy in the Purchaser's Closing Certificate;

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(ii) any failure to perform by Purchaser of any of its covenants in this Agreement or in any other agreements or instruments furnished to Seller pursuant to this Agreement;

(iii) any claim for benefits under the Separation Plan by any of Seller's employees at the Date of Closing which arises out of Purchaser's decision not to offer employment to any such employees pursuant to the terms of this Agreement, or to terminate the employment of any such employees, or claim arising from Purchaser's failure to reimburse expenses incurred in connection with the Separation Plan; provided that the costs of defending any such claim shall be shared equally by the parties; or,

(iv)  any Assumed Liabilities.

Section 6.2.      Indemnification Procedures for Third-Party Claims.

(a) Notification of Claims. In the event any third party makes or commences a claim, action or proceeding (a "Claim") with respect to any matter as to which any of the Purchaser Indemnified Parties intends to seek indemnification under Section 6.1(a), or with respect to any matter as to which any of the Seller Indemnified Parties intends to seek indemnification under Section 6.1(b), the Person to be so indemnified (the "Indemnified Party") shall promptly notify each Person from which such indemnification is to be sought (each an "Indemnifying Party") of the existence of such Claim. The failure of an Indemnified Party to properly notify the Indemnifying Party hereunder shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such Indemnifying Party is materially prejudiced by the failure to receive such notice.

(b) Defense of Claims by Indemnifying Party. The Indemnifying Party shall have the right to undertake and direct the defense of any such Claim by delivering to the Indemnified Party written notice of such undertaking within thirty (30) days of the receipt of notice from the Indemnified Party of the existence of such third-party Claim provided that the Indemnifying Party acknowledges, in writing, its obligation to indemnify the Indemnified Party in accordance with the terms of this Agreement.

(c) Settlement of Claims by Indemnified Parties. In the event the Indemnifying Party declines to undertake the defense of any such Claim as provided in Section 6.2(b), the Indemnified Party shall keep the Indemnifying Party advised as to the current status and progress thereof. The Indemnified Party shall not make any offer of settlement with respect to any Claim if the Indemnifying Party has undertaken the defense of such Claim. In the event the Indemnifying Party undertakes the defense of any such Claim, the Indemnified Party shall nevertheless be entitled to participate in (but not direct) the defense thereof with counsel of its own choice, and the parties agree to cooperate fully with one another in connection with the defense and/or settlement thereof; provided, however, that any decision to settle any such Claim shall be at the sole discretion of the Indemnifying Party (to the extent of the Indemnifying Party's responsibility for the Claim). Notwithstanding the foregoing, the Indemnifying Party shall not settle any Claim without the Indemnified Party's consent unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a release from all liability in respect of such Claim. If the settlement involves more than the payment of money, the Indemnifying Party shall not settle the Claim without the Indemnified Party's prior consent. From and after the date that the Indemnifying Party assumes the defense of any Claims, and as long the Indemnifying Party diligently defends such Claims, the Indemnifying Party shall be relieved of the obligation to reimburse the Indemnified Party for any other legal, accounting, or other out-of-pocket costs and expenses thereafter incurred by the Indemnified Party with respect to the defense of such Claim notwithstanding any participation by the Indemnified Party therein.

Section 6.3. Survival. With the exception of the representations and warranties contained in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(m), 5.1(g), 5.1(q), 5.2(a), 5.2(b), 5.2(c), 5.2(d) and 5.2(f) (the "Core
Representations and Warranties"), which shall survive the Closing without limitation as to time (but subject to any applicable statute of limitations), all other representations and warranties contained in this Agreement shall survive the Closing for a period of five (5) years and shall continue in full force and effect after the Closing only for such period, provided, however, that all rights to indemnification with respect to claims for Damages made within such period shall survive until the final disposition of such claims.

Section 6.4.      Limitations.

(a) The provisions of this Article VI shall apply to any Damages for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant to this Agreement (other than a claim for specific performance or injunctive relief) with the intent that all such Damages shall be subject to the limitations and other provisions contained in this Article VI.

(b) The indemnification obligations of the Seller pursuant to Section 6.1 and the Seller's liability for all Damages in respect thereof shall be limited as follows:

(i) Cap. In no event shall the aggregate liability of the Seller in respect of Damages under Section 6.1(a)(i) exceed the amount of * * * (the "General Liability Cap"). Notwithstanding the foregoing, however, if while the Sharing Period described in Section 6.5(c) is in effect, the aggregate amount for which Seller would be required (but for the General Liability Cap) to indemnify Purchaser with respect to such Damages exceeds * * * , the General Liability Cap shall be deemed increased to the then-current Environmental Liability Cap described in
      Section 6.5(c), less the aggregate of all amounts paid by Seller under Sections 6.1(a)(i) since the Closing Date.

(ii) Deductible. In the case of all such Damages the Seller shall not be liable in respect of such Damages unless and until such time as the aggregate amount of such Damages exceed the amount of One Hundred Thousand Dollars ($100,000), and in such event only to the extent of such excess.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(c) Notwithstanding anything herein to the contrary, any indemnification claims against Seller relating to Environmental Liabilities shall be made exclusively under Sections 6.5 and shall not be subject to and included in the cap and deductible limitations provided in Section 6.4(b).

Section 6.5.      Indemnification as to Environmental Matters.

(a) Seller agrees to indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against all Damages resulting from Environmental Liabilities arising out of or related to the following:

(i)   the  release  or   threatened   release  of  any   Hazardous   Materials
      attributable  to Seller at any  offsite  location  prior to the  Closing
      Date;

(ii) any environmental matters or conditions identified in the Phase I or Phase II Environmental Assessments (the "Environmental Assessments") prepared previously for Seller and made available to Purchaser; and

(iii) any environmental matters or conditions identified in a limited update of the Environmental Assessments that is prepared for Purchaser prior to the Closing Date (copies of which reports shall be made available to Seller prior to such date), provided that Seller shall have agreed to the scope of such update in advance, and provided further that with respect to any such environmental matters or conditions, Seller shall have the option to (1) indemnify, defend and hold harmless the
      Purchaser Indemnified Parties as provided herein, (2) clean up, correct, contain, remediate or take any response action to address, at its exclusive cost and expense, any such environmental matters or conditions, or (3) terminate this Agreement without further liability to any of the Seller Indemnified Parties. Seller shall not engage any third party to perform work under (2) above that shall not have been approved by Purchaser, which approval shall not be withheld unreasonably.

      Seller's liability for indemnification under this Section 6.5(a) is not subject to the Environmental Liability Cap, the General Liability Cap, or any deductible.

(b) Subject to the provisions of Section 6.5(a) and (c), Seller and Purchaser agree to share in any Damages arising out of or related to the following:

(i) the presence of Hazardous Materials at, on or under the Facility prior to the Closing Date not otherwise identified by the Phase I or Phase II Environmental Assessments referenced in the preceding Sections 6.5(a)(ii) and 6.5(a)(iii); and

(ii) the failure (not otherwise identified by the Phase I or Phase II Environmental Assessments referenced in the preceding Sections
      6.5(a)(ii) and 6.5(a)(iii)) of the Acquired Assets to be in compliance prior to the Closing Date with any Environmental Laws or environmental Permits in effect and enforceable as of the Closing Date.

(c) With respect to any Damages that Seller and Purchaser agree to share under Section 6.5(b), Seller's share shall decrease and Purchaser's share shall increase proportionately for a period of ten (10) years after the Closing Date pursuant to the following table (the "Sharing Period"):

-----------------------------------------------------------------------
          YEAR               SELLER'S SHARE       PURCHASER'S SHARE
 (UP TO AND INCLUDING)
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 1 year            90%                    10%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 2 years           80%                    20%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 3 years           70%                    30%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 4 years           60%                    40%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 5 years           50%                    50%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 6 years           40%                    60%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 7 years           30%                    70%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 8 years           20%                    80%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
 Closing Date + 9 years           10%                    90%
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Closing Date + 10 years            0%                    100%
-----------------------------------------------------------------------
(d) Notwithstanding the foregoing, at any time, the aggregate liability of Seller for all Environmental Liabilities under Section 6.5(b) shall not exceed the then-current "Environmental Liability Cap" (defined hereinafter) less the aggregate of all amounts paid by Seller under Section 6.1(a) since the Closing Date. The "Environmental Liability Cap" shall be * * * as of
the  Closing  Date,  and  shall  be  reduced   annually   thereafter  on  each
anniversary of the Closing Date by * * * , as set forth in the following table:

------------------------------------------------
   ANNIVERSARY OF THE        ENVIRONMENTAL
    CLOSING DATE IN:         LIABILITY CAP

------------------------------------------------
------------------------------------------------
          2006                   * * *
------------------------------------------------
------------------------------------------------
          2007                   * * *
------------------------------------------------
------------------------------------------------
          2008                   * * *
------------------------------------------------
------------------------------------------------
          2009                   * * *
------------------------------------------------
------------------------------------------------
          2010                   * * *
------------------------------------------------
------------------------------------------------
          2011                   * * *
------------------------------------------------
------------------------------------------------
          2012                   * * *
------------------------------------------------
------------------------------------------------
          2013                   * * *
------------------------------------------------
------------------------------------------------
          2014                   * * *
------------------------------------------------
------------------------------------------------
          2015                   * * *
------------------------------------------------

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(e) Upon conclusion of the Sharing Period, Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against all Damages covered by Section 6.5(b).

(f) Purchaser further agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from and against all Damages arising out of or related to, directly or indirectly, all Environmental Claims attributable to Purchaser's operations or to occurrences after the Closing Date ("Purchaser Environmental Liabilities").

(g) Purchaser will have full authority to control, direct, manage and implement remediation and to determine its scope, and conduct all negotiations, meetings and settlements with any Governmental or Regulatory Authority with respect to Purchaser Environmental Liabilities.

(h) After the Closing Date and until the end of the Sharing Period, either party that receives notice or otherwise learns of any event or condition that might be subject to this Section 6.5 shall promptly notify the other party, and the parties shall confer and attempt to agree on an appropriate course of action or response. If the parties cannot agree on a course of action or response, they shall jointly engage a third party with appropriate expertise in environmental responses to recommend appropriate courses of action, and shall use their best efforts to reach agreement based on those recommendations.

(i) The provisions of this Section 6.5 shall constitute the parties' exclusive remedy with respect to each other for all Environmental Claims under Environmental Laws arising from the ownership or conduct of the Purchased Business. The obligations of the parties set forth in this Section
6.5 shall be conditioned upon the Closing having occurred.

               (j) Except as otherwise provided in this Section 6.5 or as would be inconsistent herewith, the provisions of Section 6.2 shall apply to claims for indemnification under this Section 6.5.

ARTICLE VII
                           COVENANTS OF THE PARTIES

Section 7.1. Closing Efforts. Each of the parties hereto shall use its Best Efforts to take all actions and to do all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including using its Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement are satisfied.

Section 7.2. Approvals and Consents. Each party hereto shall use its Best Efforts to obtain in writing, prior to the Closing Date, all consents and approvals required to effectuate the transactions contemplated hereby and shall deliver to the other party copies of such approvals and consents in form and substance reasonably satisfactory to the other party. Seller will provide information in its possession and such assistance as is reasonably necessary to support Purchaser's applications for any such approvals or consents. At or prior to the Closing Date, Seller shall obtain all consents and approvals necessary to assign all assignable Permits (including environmental Permits) and Transferred Contracts to Purchaser; provided, however, no modification of any Permit or Contract shall be made without Purchaser's prior written consent.

Section 7.3. Operation of the Purchased Business Prior to Closing. Between the date hereof and the earlier of the termination of this Agreement pursuant to Article IX hereof or the Closing Date:

(a) Negative Covenants. Seller covenants and agrees with Purchaser that, except as contemplated by this Agreement or with the prior written consent of Purchaser, Seller shall not do any of the following:

(i) sell or otherwise dispose of any of the Acquired Assets, other than in the ordinary course of business, cancel any debts or claims involving any Person related to the Acquired Assets, or pledge, assign or otherwise convey, or cause any Lien to be placed upon any Acquired Asset;

(ii) amend its articles of organization, operating agreement or other governing documents in any way that would result in a Material Adverse Change.

(iii) permit any Contract or Permit to be suspended, lapsed, revoked or modified in any way that would result in a Material Adverse Change;

(iv) amend or terminate any commitment in a manner that would result in a Material Adverse Change;

(v) take any action which would require any changes in the Disclosure Schedules in order for a representation and warranty which was true as of the date of this Agreement to be true on the Closing Date except for changes in the ordinary course of business which do not, individually or in the aggregate, represent a Material Adverse Change;

(vi) incur any material liabilities or increase the amount of debt which is secured by a Lien on any of the Acquired Assets;

(vii) except as set forth on Schedule 7.3(a)(vii), materially increase the annual level of compensation of any employee, and not increase the annual level of compensation of any employee in excess of the increase in cost of living expense, if any, applicable in the United States for the previous year and not granting any extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, except in amounts in keeping with past practices by formulas or otherwise;

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(viii) increase, terminate, amend or otherwise modify any plan for the benefit of employees.

(b) Affirmative Covenants of Seller. Seller covenants and agrees with Purchaser that Seller shall:

(i) maintain the Acquired Assets, subject to normal wear and tear, and maintain insurance upon the Acquired Assets of the kind and in the amounts existing as of the date of this Agreement;

(ii) comply in all respects with all applicable Laws affecting the Purchased Business and maintain in full force and effect all Permits; and

(iii) pay its expenses and Liabilities related to the Purchased Business in the ordinary course of business and consistent with past practice, except as contested in good faith.

Section 7.4.      Notice of Breaches.

(a) Between the date hereof and the earlier of the termination of this Agreement pursuant to Article IX hereof or the Closing Date, Seller shall promptly deliver to Purchaser supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement, the Exhibits or the Disclosure Schedules inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation, warranty or statement in this Agreement, the Exhibits or the Disclosure Schedules except to the extent such supplemental information relates to changes in the ordinary course of business which do not, individually or in the aggregate, represent a Material Adverse Change.

(b) Between the date hereof and the earlier of the termination of this Agreement pursuant to Article IX hereof or the Closing Date, Purchaser shall promptly deliver to Seller supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement, the Exhibits or the Disclosure Schedules inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation, warranty or statement in this Agreement, the Exhibits or the Disclosure Schedules.

Section 7.5.      Assets Incapable of Transfer.

(a) Consents to Assignment. To the extent that any Transferred Contract or Permit is not assignable or transferable without the consent of another
Person, this Agreement shall not constitute an assignment or transfer thereof, an attempted assignment or transfer thereof, or an agreement to effect such an assignment or transfer, if such assignment or transfer, attempted assignment or transfer, or agreement would constitute a breach thereof. Seller will use its Best Efforts to obtain the consent of such other party to the assignment or transfer of any such Transferred Contract and/or Permit to Purchaser in all cases in which such consent is or may be required for such assignment or transfer. Purchaser shall cooperate with Seller in its efforts to obtain such consents.

(b) Alternative Arrangements. If any such consent shall not be obtained, Seller shall cooperate with Purchaser to provide an alternate reasonable arrangement reasonably satisfactory to Purchaser and Seller designed to provide to Purchaser the benefits intended to be assigned or transferred to Purchaser under the relevant Transferred Contract or Permit and to relieve Seller of the performance and other obligations and Liabilities thereunder. The parties expressly intend and agree that the beneficial interest in and to the Transferred Contracts or Permits, to the fullest extent permitted by the relevant Transferred Contract or Permit and applicable Law, pass to Purchaser. If any necessary consent to assignment of any Transferred Contract or Permit cannot be obtained, such Contract or Permit shall cease to be a Transferred Contract, and Seller shall remain responsible for its performance of such Contract, and Seller shall be liable for all Liabilities under any such Contract or Permit, including any Liabilities arising from any termination thereof or breach or damage (or claim of breach or damage) to or by any Person under or in respect of such Contracts and Permits.

Section 7.6. Return of Excluded Assets. In the event, through inadvertence, mistake or otherwise, any Excluded Assets are transferred to Purchaser, Purchaser agrees to promptly transfer and deliver the same to Seller.

Section 7.7. Solicitation and Hiring. Prior to the Closing Date and until twelve months after the Closing Date, Seller shall not, directly or indirectly (including through an Affiliate or its parent company), solicit or attempt to induce any employee of Seller to cease working at the Facility or make an offer of employment to any employee of Seller without prior written consent of Purchaser, which consent shall not be unreasonably withheld.

Section 7.8. Confidentiality Agreement. Purchaser and Seller acknowledge and agree that the Confidential Disclosure Agreement dated July 7, 2003 by and between Aventis Pharmaceuticals, Inc., Seller's parent company and Purchaser (the "Confidentiality Agreement") remains in full force and effect, and the parties will abide by the terms and conditions of such agreement. Notwithstanding the foregoing, Aventis' technical and commercial information that relates solely to the Purchased Business shall become Inyx's information at the Effective Time.

Section 7.9.        Product Manufacturing; Azmacort.

Raw Materials. To the extent possible, Seller will use its best commercial efforts to put in place, for an agreed-upon period of time, a mechanism whereby Purchaser will have access to prices for raw materials and components for Azmacort CFC inhaler that are comparable to what Seller is able to obtain. Such a mechanism could be effected by any of the following, or any other mechanism on which the parties agree: (i) Seller may enter into contracts for the supply of such raw materials at Seller's prices and assign them to Purchaser (preferred method); (ii) Seller may purchase such raw materials from suppliers at Seller's prices and resell

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

(a) them to Purchaser; or, (iii) Seller may arrange for Purchaser to purchase such raw materials through a manufacturers' purchasing consortium at Seller's prices.

(b) Azmacort Assignment and Assumption Agreement. Pursuant to an assignment and assumption agreement, substantially in the form attached hereto as Exhibit 10 (the "Azmacort Assignment and Assumption Agreement"), Seller shall transfer and assign all of Seller's Parent Company right, title, and interest in and to that certain agreement dated March 5, 2004, by and between Aventis Pharmaceuticals Inc. and Aeropharm Technology, Inc. relating to the manufacture and supply of Azmacort CFC products by Seller (the "Azmacort Supply Agreement"), and Purchaser shall assume all of Seller's liabilities and obligations thereunder. Seller shall obtain a consent letter from KOS Pharmaceuticals, Inc., and Aeropharm Technology, Inc. accepting such assignment and assumption and agreeing to be bound thereby (the "KOS/Aeropharm Consent") substantially in the form attached hereto as Exhibit
11. In return for such assignment, Purchaser shall pay Seller a royalty for each unit of Azmacort CFC products Purchaser manufactures and sells pursuant to the Azmacort Supply Agreement (the "Azmacort Royalty"). On the Closing Date, Purchaser shall pay Seller as part of the Purchase Price a sum that represents the parties' estimate of the net present value of the Azmacort Royalty from April 1, 2005, through December 31, 2006, based on estimated production volume for the remainder of 2005 and the full year 2006. At the end of each calendar year during the term of the Azmacort Supply Agreement, Purchaser's actual production volume shall be compared with the estimated production volume for the same period. Purchaser shall pay Seller an additional Azmacort Royalty based on the amount by which the actual production volume exceeds the estimated volume for the period compared. If the estimated volume exceeds the actual volume, the amount of such excess shall be added to the following year's estimate for the purpose of computing the following year's Azmacort Royalty. For products manufactured after December 31, 2006, the Azmacort Royalty shall be paid quarterly, based on actual production volume. The precise amount of the Azmacort Royalty, the estimated production volumes, and the computation of net present value and year-end adjustments shall be set forth in a side letter between the parties.

(c) Azmacort Tooling at Valois. At the Closing, Seller shall deliver to Purchaser a letter signed by Aventis Pharma Ltd. ("APL") and Valois S.A.S. ("Valois") governing Purchaser's access to tooling and equipment owned by APL and located at Valois' facility in Le Vaudreuil, France, solely for use in connection with Purchaser's manufacture of Azmacort (the "Tooling Access Letter"). The Tooling Access Letter shall contain terms including, but not be limited to, (i) Purchaser's obligations to share pro rata the cost of all maintenance, repair and replacement of such tooling and equipment, upon such terms as the parties shall agree, (ii) Purchaser's use of and access to such tooling and equipment upon the same terms as Seller, subject to such additional terms and conditions as the parties shall agree, and (iii) an acknowledgement and agreement by Valois to accept and process tooling orders directly from Purchaser, provided that Purchaser complies fully with all of the terms and conditions set forth in the Tooling Access Letter.

Section 7.10. Information Systems. Other than the Transferred Intangible Property to be transferred to Purchaser as part of the Purchased Business, the only obligations of the Seller with respect to providing access, rights or services with respect to the Transferred Intangible Property and/or any other software used in connection with the operation of the Purchased Business shall be set forth in a Transition Services Agreement substantially in the form attached hereto as Exhibit 7 (the "Transition Services Agreement"). The parties agree that the costs of separating the information systems at the Facility from Seller's system's, excluding the costs of separating Aventis' document management systems, shall be shared equally between Purchaser and Seller; provided, that the amount payable by Seller shall not exceed Three Hundred Thousand Dollars ($300,000) in the aggregate.

            Section 7.11. Non-Competition. Except for products to be manufactured by Purchaser for Seller or any of its Affiliates after the date of this Agreement, for a period of five (5) years after the Closing Date, neither Purchaser nor any of its Affiliates will develop, manufacture for development, manufacture for commercial purposes, market, sell, distribute or promote any Restricted Product in any of the Restricted Territories, or enter into any agreement that would permit or assist a third party to do so. If for any reason the Closing does not occur, the provisions of the Confidentiality Agreement shall continue to apply to information related to the Restricted Products for a period of 18 months beyond the expiration of the Confidentiality Agreement.

            Section  7.12 Tax  Credits.  Seller  shall  cooperate  fully  with
Purchaser in connection with Purchaser's requests to be filed with Governmental Authorities for tax credits with respect to the purchase of the Purchased Business under the Tax Incentive Act of 1998, as amended.

            Section 7.13 Post-Closing Agreement. At the Time of Closing, the parties shall enter into an agreement governing services to be provided by Purchaser to Seller subsequent to the Closing Date (the "Post-Closing Agreement"). All services shall be provided by Purchaser at cost without any mark-up and include, (i) conducting on-going stability studies and testing for Nasacort AQ and other product reasonably requested by Seller; (ii) manufacturing product(s) produced at the facility prior to the Closing Date for such time reasonably required by Seller prior to removal of such product(s) by Seller to an alternate manufacturing site; (iii) serving as a backup manufacturer for product(s) produced at the Facility prior to the Closing Date; (iv) compiling and providing information in support of financial filings, audits, or other similar matters as requested by Seller;
(v) providing access to data or other information reasonably requested by Seller; and (vi) providing any other services reasonably deemed necessary by Seller following the sale of the Purchased Business. Notwithstanding the foregoing, there shall be no charge for any services Purchaser is otherwise obligated to provide pursuant to this Agreement, specifically including Sections 4.6 and 4.7 hereof.

Section 7.14 Product Supply Agreement. At the Time of Closing, the parties shall enter into an agreement pursuant to which Purchaser agrees to manufacture, package, label and supply certain finished products to Seller's Affiliate, Aventis Pharmaceuticals Inc., including products for its Dermik Laboratories division (the "Product Supply Agreement"). Throughout the entire term of the agreement, pricing for services and materials shall be provided at Seller's *

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

            * * ; subject to an adjustment * * * The parties shall enter into a technical agreement in connection with the Product Supply Agreement (the "Product Supply Technical Agreement").

            Section 7.15. Klaron Agreement. At the Time of Closing, the parties shall enter into an agreement relating to the manufacturing of Klaron by Purchaser for Seller at a price of * * * for Klaron trade products* * * .

            Section 7.16 Net Worth Covenant. In order to provide reasonable assurance of Purchaser's ability to fulfill its obligations under
Section 6.5, for so long as Purchaser owns the Acquired Assets during the Sharing Period, Purchaser agrees to maintain a net worth of at least * * * By March 31 annually during the Sharing Period, Purchaser shall provide Seller with a certificate signed by Purchaser's President or Chief Financial Officer certifying that Purchaser maintained a net worth of not less than * * * (determined in accordance with GAAP, consistently applied) throughout the preceding calendar year. Purchaser agrees that (i) during the Sharing Period in the case of transfers to Purchaser's Affiliates; and (ii) during the first five years of the Sharing Period in the case of transfers to any Person that is not an Affiliate, Purchaser will not, other than in the ordinary course of business, transfer to, or permit the encumbrance of the Acquired Assets by, any Person that will not agree to assume and be bound by all of Purchaser's obligations under this Section 7.16 and Section 6.5.

            Section 7.17 Purchaser's Parent Guaranty. Simultaneously with the execution and delivery of this Agreement, Purchaser shall deliver to Seller a Purchaser's Parent Guaranty in the form of Exhibit 12, executed by Inyx, Inc. ("Purchaser's Parent Company"), in which Purchaser's Parent Company absolutely, unconditionally and irrevocably guarantees to Seller, jointly and severally with Purchaser, the due and punctual performance of the obligations of Purchaser under this Agreement and the Related Agreements in the event that Purchaser fails to perform or comply with its obligations hereunder or thereunder, without any counterclaim, set-off, deduction, abatement or defense based upon any claim that Purchaser's Parent Company may have against Seller; provided, however, that Purchaser's Parent Guaranty shall not apply to Purchaser's obligations under Section 6.5 and Section 7.16.

            Section 7.18 Seller's Parent Guaranty. Simultaneously with the execution and delivery of this Agreement, Seller shall deliver to Purchaser a Seller's Parent Guaranty in the form of Exhibit 13 executed by Aventis Pharmaceuticals Inc. ("Seller's Parent Company"), in which Seller's Parent Company absolutely, unconditionally and irrevocably guarantees to Purchaser, jointly and severally with Seller, the due and punctual performance of the obligations of Seller under this Agreement and the Related Agreements in the event that Seller is dissolved, liquidated or becomes insolvent, or fails to perform or comply with its obligations hereunder or thereunder, without any counterclaim, set-off, deduction, abatement or defense based upon any claim Seller's Parent Company may have against the Purchaser.

                                 ARTICLE VIII
                               EMPLOYEE MATTERS

Section 8.1.      Benefit Plans.

(a) Except as specifically set forth in this Agreement, (i) Purchaser will not assume any of the Benefit Plans, or any rights, duties, obligations or liabilities therewith, nor shall it become a successor employer or be responsible in any way for Seller's participation in or obligations or responsibilities with respect to any Benefit Plan, (ii) Seller will retain all such Benefit Plans, including all obligations and liabilities deriving directly or indirectly from sponsoring or participating in such Benefit
Plans; and (iii) Purchaser will not be responsible for obligations to employees relating to periods prior to the Effective Time, including, for example, unpaid medical claims and unused employee deferral accounts.

(b) All employees of Seller on the Closing Date who accept employment by Purchaser immediately following the Closing Date shall be given full credit for all time worked for Seller for purposes of determining their participation and vesting under any of the benefit plans that are established by Purchaser (at its sole discretion) that are applicable to such employees, except for the purpose of benefit accrual.

(c) To the extent legally possible, Seller and Purchaser shall cooperate and use their reasonable Best Efforts to provide for participants in the Aventis Pharmaceuticals Puerto Rico Savings Plan (the "Seller's Savings Plan") who are employed by Purchaser immediately following the Closing Date to continue to repay their loans under the Seller's Savings Plan in accordance with their original repayment schedule.

Section 8.2. COBRA. To the extent required by applicable law and regulations, up to and including the Closing Date, Seller shall be responsible for providing the continuation of health coverage required by
Section 4908B of the U.S. Internal Revenue Code and Section 601 et seq. of ERISA ("COBRA") to Merger & Acquisition Qualified Beneficiaries (as such term is defined in applicable Internal Revenue Service Regulations) and their "qualified beneficiaries" regarding all qualifying events occurring prior to, or in connection with, the sale of the Purchased Business. Seller will maintain a group health plan in Puerto Rico for this purpose as long as any Merger & Acquisition Qualified Beneficiary, or any qualified beneficiary of such person, who has elected COBRA coverage is eligible to receive COBRA benefits. Seller will notify Merger & Acquisition Qualified Beneficiaries on or before the Closing Date that the period during which they will be eligible for COBRA benefits will run concurrently with the period during which such persons are eligible to receive employer-paid health benefits pursuant to the Separation Plan. After such period of employer-paid health benefits has elapsed, the cost of any such person's participation in Seller's health plan during the remaining COBRA continuation period, if any, will be paid by such Merger & Acquisition Qualified Beneficiary in accordance with the provisions of COBRA and applicable regulations. After the Closing Date, to the extent required by applicable law and regulations, Purchaser shall be responsible for providing COBRA continuation coverage to all employees who begin employment with Purchaser and their respective "qualified beneficiaries", whenever it is so required in accordance with the provisions of COBRA and applicable regulations. Purchaser shall indemnify, defend and hold Seller harmless (and its directors, officers, employees and affiliates) against any and all Damages asserted or imposed against Seller based upon Purchaser's failure to comply with its duties under COBRA, as legally required.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

Section 8.3.      Separation Benefits.

(a) Reimbursement for Separation Benefits. Although Purchaser will not adopt Seller's Separation Plan, Purchaser shall reimburse Seller for Seller's cost of all separation benefits payable with respect to Seller's employees in accordance with the terms of the Separation Plan ("Separation Benefits"). Seller shall require each employee who is eligible to receive Separation Benefits to execute, as a condition of receiving such benefits, an agreement including a release and waiver of liability in favor of Seller and Purchaser.
* * * such former employee shall receive full credit for the employee's seniority with Seller. Notwithstanding the foregoing, Purchaser shall pay employees pursuant to statutory severance benefit guidelines, with full credit for seniority with Seller, if the statutory benefits are greater than benefits that would have been provided under the Separation Plan. Purchaser shall indemnify, defend, and hold harmless Seller, its affiliates, and their respective present or former directors, officers, shareholders, agents, representatives and employees from and against any Damages arising out of or resulting from the termination or lay-off by Purchaser of, or other action by Purchaser with respect to, any former employee of Seller giving rise to a benefit obligation under the Separation Plan.

(b)                Mechanism  for   Reimbursement   of  Separation   Benefits.
Purchaser will reimburse Seller for Separation Benefits as follows:

                  (i) Escrow Account - Purchaser will establish an escrow account with an escrow agent reasonably acceptable to Seller (the
      "Escrow Agent") where, no later than March 31, 2005, Purchaser shall deposit in an interest-bearing trust account an amount equal to the Income Protection Pay (as defined in the Separation Plan) payable to each eligible employee of Seller whose employment is terminated by Seller effective March 31, 2005, and who has not been offered, or who has declined a non-Comparable Position (as defined in the Separation
      Plan) with Purchaser (the "Separated Employees"). Purchaser shall be entitled to any interest earned on funds deposited in the Escrow Account.

                  (ii)  Weekly Submission of Waivers and Benefits  Calculation
      - On a weekly basis following March 31, 2005, Seller shall submit to the Escrow Agent copies of the signed waiver and release agreements of Separated Employees with respect to whom Seller has not previously submitted copies of such waiver agreements to the Escrow Agent. Promptly upon, but no later than two business days following, its receipt of such agreements and a written computation of the Income Protection Pay payable to each Separated Employee for whom an agreement is submitted, the Escrow Agent shall disburse to Seller from the Escrow Account the funds required to pay the Income Protection Pay to such Separated Employees.

                  (iii) Liquidation of Escrow Account. Any funds remaining in the Escrow Account after June 30, 2005, may be returned to Purchaser and the Escrow Account may be closed, provided, however, that such action shall not affect Purchaser's obligation to reimburse Seller for Separation Benefits.

                  (iv)  Reimbursement  for  costs of  Health  Care and  Dental
      Coverage. Purchaser shall reimburse Seller for Seller's cost of providing health care and dental coverage (as opposed to the actual health and dental costs incurred) to Separated Employees who elect to continue such coverage with Seller pursuant to the Separation Plan. Seller shall invoice Purchaser for reimbursement of such costs monthly.

(c) Waiver Requirement - Purchaser shall require all of Seller's employees at the Closing Date who accept offers of employment with Purchaser beginning immediately following the Closing Date to waive, as a condition of such offer, participation in and all benefits under the Separation Plan, and to release Purchaser from any liability to such employees under any of Seller's Benefit Plans. Employees will not be asked to waive any right under Act 80, and their service time with Seller will be credited for purposes of any Act 80 severance calculation. Purchaser shall indemnify, defend, and hold harmless Seller, its affiliates, and their respective present or former directors, officers, shareholders, agents, representatives and employees from and against any Damages arising out of or resulting from claims by former eligible employees of Seller at the Closing Date who accept employment by Purchaser immediately following the Closing Date. Each party will be responsible for their respective legal fees and expenses.

(d) Union Employees - With respect to those employees covered by the Collective Bargaining Agreement, references in this section to "the Separation Plan" and "Separation Benefits" shall mean such benefits as are agreed upon by the Seller and the collective bargaining representative of such employees, and "Income Protection Pay" shall mean any counterpart benefit agreed upon with such representative. Purchaser shall not be required to reimburse Seller to the extent any such separation benefits exceed the Separation Benefits such employees would have received if they had been eligible for Separation Benefits under the Separation Plan.

Section 8.4. WARN Act. Seller shall be responsible for all Damages, if any, arising under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") including all Damages imposed or incurred as a result of Seller's failure to give any requisite WARN notice prior to the Effective Time. After the Effective Time, Purchaser shall be responsible for providing notice to the employees hired by Purchaser for any plant closing or mass lay-off in accordance with the WARN Act.

                                  ARTICLE IX
                                MISCELLANEOUS

Applicable Law and Jurisdiction. This Agreement shall be governed by and be construed in accordance with the Laws of the Commonwealth, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth. Each party
(a) submits to the jurisdiction of any federal court sitting in the State of New Jersey or in the Commonwealth in any action or proceeding arising out of or relating to this Agreement or any Related Agreement, (b) agrees that all claims in

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

Section 9.1. respect of such action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any Related Agreement in any other court and (d) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or any Related Agreement. Each party hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Each party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.3.

Nothing in this Section 9.1, however, shall affect the right of a party to serve legal process in any other manner permitted by law.

Section 9.2. Dispute Resolution. If, after the Closing, the parties have any dispute arising out of or relating to this Agreement, the Related Agreements or the parties' respective rights and duties hereunder (including, but not limited to, any breach thereof, the validity or enforceability of any provisions hereof, and any indemnification claim) (in each case a "Dispute"), then, except as otherwise expressly provided in this Agreement, the parties will resolve such Dispute in the following manner:

(a) Any party may at any time deliver to the other a written notice identifying a Dispute (the "Dispute Notice"). Within thirty (30) days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response. The Dispute Notice and the response thereto shall state with particularity the facts and conditions giving rise to the Dispute and shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the Persons who will represent that party in the negotiations contemplated by
Section 9.2(b) below.

(b) Within ninety (90) days after delivery of the Dispute Notice, the designated representatives of both parties shall attempt in good faith to resolve the Dispute and shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this Section 9.2(b) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(c) If the representatives of the parties are unable to resolve the Dispute through negotiations within ninety (90) days after delivery of the Dispute Notice then the parties may pursue all available remedies.

Section 9.3. Notices. Any and all communications required as provided for in this Agreement shall be in writing and sent by first class mail, postage prepaid, return receipt requested or by an express courier service (e.g., Federal Express or UPS), prepaid, with confirmation of delivery, or via facsimile confirmed by any of the foregoing methods, and addressed as follows or to such other address or person as either party or person entitled to notice may specify by notice to the other) (a "Notice"):

            Any Notice to be given to Seller shall be addressed to:

                  Aventis Pharmaceuticals Puerto Rico, Inc.
                  c/o Aventis Pharmaceuticals
                  300 Somerset Corporate, Blvd.
                  Bridgewater, NJ 08807
                  Attention: General Counsel
                  Facsimile: (908) 243-7219

            With a copy to:

                  McConnell Valdes
                  270 Munoz Rivera Avenue
                  9th Floor, Hato Rey
                  San Juan, Puerto Rico 00918
                  Attention:  Antonio Escudero-Viera
                  Facsimile: 787-759-2710

            Any Notice to be given to Purchaser shall be addressed to:

                  INYX USA, LTD.
                  604 San Jose Industrial Zone Cotto Norte
                  Manati, Puerto Rico 00674-0345
                  Attention:  Inyx Facility Coordinator
                  Facsimile:  [To be provided]

            With a copy to:

                  Fiddler Gonzalez & Rodriguez, PSC
                  PO Box 363507
                  San Juan, PR 00936-3507
                  Attention: Jose Julian Alvarez
                  Facsimile: (787) 759-3123

            and to:

                  Bennett Jones LLP
                  1000 ATCO Centre
                  10035 105th Str
                  Edmonton, Alberta
                  Canada T5J 3T2
                  Attention:  Enzo J. Barichello, Q.C.
                  Facsimile:  780-421-7951

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

            and to:

                  INYX, INC.
                  825 Third Avenue, 40th Floor
                  New York, NY  10022
                  Attention: Dr. Jack Kachkar MD
                  Chairman & Chief Executive Officer
                  Facsimile (212) 838-0060

      Unless otherwise specified, Notices shall be deemed given (i) when received, if delivered by facsimile, provided subsequent confirmation is given as provided herein, (ii) on the third (3rd) day after the same is deposited with the United States Postal Service, or (iii) on the day following deposit with an express courier service (provided such deposit is made in a timely fashion on or prior to the deadline for receipt of documents for next-day delivery).

      Any change in address of a party shall be promptly communicated in writing to the other party.

Section 9.4.      Amendments.   This  Agreement  may  be  amended  only  by  a
written instrument duly executed and delivered by Seller and Purchaser.

Section 9.5.      Entire  Agreement;  Waiver,  Modifications.  This Agreement,
together with the other agreements referred to herein, constitutes a final and complete statement of all of the arrangements among the parties with respect to the transactions contemplated hereby and thereby. No modification, discharge, or waiver, in whole or in part, of any of the provisions hereof shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. A failure or omission of any party to insist, in any instance, upon strict performance by another party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed a modification of any term or provision hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by another party of any such term or provision or any other term or provision of this Agreement.

Section 9.6. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the Closing under one or more of the following circumstances:

(a)   by mutual consent in writing of Seller and Purchaser;

(b) by Seller or Purchaser, in writing, if the Closing has not occurred by May 1, 2005, because any of the conditions set forth in Section 4.2 or 4.3 have not been satisfied, provided that a party may not terminate the Agreement pursuant to this Section 9.6(b) if the Closing has not occurred by reason of a breach by such party of any of its obligations under this Agreement; or

               (c)      by Seller, pursuant to Section 6.5(a)(iii).

Section 9.7. Effect of Termination. In the event this Agreement is validly terminated pursuant to Section 9.6, the parties shall no longer be obligated to proceed to the Closing, but all causes of action accruing prior to the termination of this Agreement shall survive including causes of action for Damages arising out of the breach of any covenant or representation or warranty.

Section 9.8. Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, the singular includes the plural, and the plural includes the singular.

Section 9.9. No Assignment; Binding Effect. This Agreement is not assignable by any party without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser or Seller may assign this Agreement in whole or in part to any of its Affiliates, but in no event shall such an assignment release such assigning party from its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.10. Invalidity. In the event that any provision of this Agreement is declared to be void or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable declaration. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.

Section 9.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 9.12. Incorporation by Reference. The Disclosure Schedules and other Schedules and Exhibits constitute integral parts of this Agreement and are hereby incorporated by reference herein.

Section 9.13. Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 9.14. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights upon any other Person.

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

Section 9.15. Public Announcements. The parties shall mutually agree on, prepare and jointly release any press releases or announcements relating to the transactions contemplated by this Agreement; provided, however, that a party hereto may make any public disclosure it believes in good faith is required by applicable Law, or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other party or parties and provide it or them with a copy of the proposed disclosure prior to making the disclosure.) Each of the parties agree not to disclose the terms (including the Purchase Price) of this Agreement without the written consent of the parties; provided, however, that a party hereto may make any public disclosure it believes in good faith is required by applicable Law, or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other party or parties and provide it or them with a copy of the proposed disclosure prior to making the disclosure.)

Section 9.16.     Facsimile   Signature.   Any  facsimile  signature  attached
hereto shall be deemed to be an original and shall have the same force and effect as an original signature.

Section 9.17. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party hereto shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 9.18. Bulk Sales Law. Purchaser hereby waives compliance by Seller with the laws of any jurisdiction, including without limitation the laws of the Commonwealth, relating to bulk transfers which may be applicable in connection with the transfer of the Purchased Business to Purchaser. Seller agrees to indemnify and hold harmless Purchaser for any Damages arising out of Seller's non-compliance with the corresponding bulk sales laws.

              [Remainder of this page left blank intentionally.]

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

            IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Agreement to be duly executed and delivered as of the day and year first herein above written.

                                    SELLER:

                                    AVENTIS PHARMACEUTICALS
                                    PUERTO RICO INC.

                                    By:    _/s/__Monte Phipps_____________
                                           Name: Monte Phipps
                                           Its:  President

                                    By:     /s/ Owen K. Ball, Jr.__________
                                           Name: Owen K. Ball, Jr.
                                           Its:  Secretary

                                    PURCHASER:

                                    INYX USA, LTD.

                                    By:    __/s/ Jack Kachkar________
                                           Name: Dr. Jack Kachkar
                                           Its:  Chairman and Chief Executive

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

                               LIST OF EXHIBITS

Exhibit 1   Assumption Agreement

Exhibit 2   Excluded Assets

Exhibit 3   General Assignment

Exhibit 4   Real Property

Exhibit 5   Seller's Separation Plan

Exhibit 6   Tangible Personal Property

Exhibit 7   Transition Services Agreement

Exhibit 8   Form Deed of Purchase and Sale

Exhibit 9   Seller's Certificate Regarding Books and Records

Exhibit 10  Azmacort Assignment and Assumption Agreement

Exhibit 11  Consent to Assignment

Exhibit 12  Purchaser's Parent Guaranty

Exhibit 13  Seller's Parent Guaranty

* * * Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT

                         LIST OF DISCLOSURE SCHEDULES

Section 1.1(i)           Prepaid Expenses

Section 1.1(j)           Vehicles

Section 1.1(k)           Security Deposits

Section 2.2              Assumed Liabilities

Section 3.1              Purchase Price Allocation

Section 3.5              Purchased Inventory

Section 5.1(d)           Governmental Approvals and Filings
Section 5.1(e)           Legal Proceedings
Section 5.1(f)           Compliance with Laws and Orders
Section 5.1(g)           Employee Benefit Plans
Section 5.1(h)(i)        Real Property
Section 5.1(h)(ii)       Personal Property
Section 5.1(j)           Material Contracts
Section 5.1(k)           Permits
Section 5.1(l)           Insurance
Section 5.1(m)           Environmental Liabilities
Section 5.1(m)(iii)      Environmental Matters - RCRA
Section 5.1(o)           Absence of Certain Changes or Events
Section 5.1(q)(i)        List of Current Employees
Section 5.1(q)(ii)       Collective Bargaining Agreement and Employment
                         Agreements

Section 5.1(q)(iii)     Compliance with Labor Laws

Section 5.1(q)(iv)      Labor Disputes, Grievances or Litigation

Section 5.1(q)(vi)      Material Labor Controversies

Section 5.1(q)(vii)     Labor Notices From Government and Labor Organizations

Section 5.1(q)(viii)    Agreements Related to Employment Separation

Section 5.1(r)          Transferred Intangible Property
Section 5.1(w)          Product Warranty
Section 7.3(a) (vii)    Negative Convenants